Exhibit 99.1

Contact:	Lesley Ogrodnick
508-293-6961
lesley.ogrodnick@emc.com

EMC Reports Record Revenue and Profit for
Q4 and Full-Year 2012

Highlights:
●	Q4 revenue growth accelerates to 8% year over year
●	Full-year revenue growth of 9% year over year
●	Record Q4 and full-year net income and EPS
●	Record full-year operating cash flow of $6.3 billion and free cash flow of $5.0 billion

HOPKINTON, Mass. - January 29, 2013 - EMC Corporation (NYSE:EMC) today reported record financial results for both the fourth quarter and full year 2012. For the fourth quarter, the company achieved record quarterly consolidated revenue, net income and EPS on a GAAP and non-GAAP basis. Full-year 2012 results were highlighted by record revenue, net income, EPS, operating cash flow and free cash flow. The results were also highlighted by record quarterly and full-year gross margins on a GAAP and non-GAAP basis.

Fourth-quarter revenue was $6.0 billion, an increase of 8% compared with the year-ago quarter.  Fourth-quarter GAAP net income attributable to EMC increased 5% year over year to $870 million.  Fourth-quarter GAAP earnings per weighted average diluted share increased 3% year over year to $0.39.  Non-GAAP1 net income attributable to EMC for the fourth quarter was $1.2 billion, an increase of 12% compared with the year-ago quarter.  Fourth-quarter non-GAAP1 earnings per weighted average diluted share were $0.54, an increase of 10% year over year.

Full-year 2012 revenue was $21.7 billion, an increase of 9% year over year. GAAP net income attributable to EMC for 2012 increased 11% year over year to $2.7 billion, and GAAP earnings per weighted average diluted share were $1.23, up 12% year over year.  Non-GAAP2 net income attributable to EMC for 2012 was $3.8 billion, an increase of 11% year over year, and non-GAAP2 earnings per weighted average diluted share were $1.70, an increase of 13% year over year. The company's fourth-quarter and full-year non-GAAP results include the tax benefit related to the U.S. research and development tax credit for 2012.3

For 2012, EMC generated operating cash flow of $6.3 billion and free cash flow4 of $5.0 billion, increases of 10% and 14% year over year, respectively. For the quarter and full-year, EMC expanded GAAP and non-GAAP gross margin and operating margin percentages on a year-over-year basis. The company ended the year with $11.4 billion in cash and investments.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “EMC achieved its first $6 billion quarter for revenue, capping off a record breaking 2012. Driving our strong results is the strength of our leading-edge products and services, our solid operational and financial model, and consistent execution against our strategy. EMC remains squarely at the center of the most disruptive and opportunity-rich shift in IT history, propelled by the benefits of cloud computing, Big Data and trusted IT.  These high-priority

IT spending areas are core to our strategic focus and represent market segments where EMC has established leadership positions and competitive advantage.”

David Goulden, EMC President and Chief Operating Officer, said, “With outstanding execution by EMC employees worldwide, we once again delivered our triple play in 2012 - simultaneously taking market share, reinvesting for growth and delivering improved earnings.  EMC's broad, best-of-breed portfolio of products and services, which offer customers greater efficiency, control and choice as they transform both their IT and their businesses, is a key and differentiating element of our continued financial success.  We believe EMC is well positioned to expand our leadership in the market segments we serve, deliver on our triple play again in 2013, and leverage our strong balance sheet to invest heavily in leading edge technology for cloud computing, Big Data and trusted IT.”

Fourth-Quarter Highlights

In the fourth quarter, revenue from EMC's networked storage platforms portfolio5, which includes EMC's high-end and mid-tier storage platform products, grew 6% year over year.  Revenue from EMC's high-end Symmetrix storage product portfolio increased 6% compared with the year-ago quarter.  Revenue from EMC's mid-tier storage products6 portfolio increased 5% year over year, led by continued strong revenue growth of EMC's Isilon scale-out NAS products. The company also saw continued strong demand for its Flash-based caching and Flash-based storage solutions.

Additional fourth-quarter highlights included strong year-over-year revenue growth for EMC's Greenplum product portfolio. VMware (NYSE: VMW), the global leader in virtualization and cloud infrastructure, grew revenue 22% year over year.  EMC's VSPEX reference architecture solutions continued to gain momentum with rapid adoption and increasing popularity among customers and partners who have sold more than 1,300 VSPEX solutions since their launch in April 2012.  VCE, the leader in converged cloud infrastructure systems, continued to gain traction and exceed company expectations as demand for Vblock systems showed strong year-over-year growth. Finally, EMC continued to expand its Service Provider Program with fourth-quarter revenue from service provider partners growing more than 70% year over year.

EMC's consolidated fourth-quarter revenue from the United States increased 5% year over year to $3.1 billion, representing 52% of consolidated fourth-quarter revenue.  Revenue from EMC's business operations outside of the United States increased 12% year over year to $2.9 billion and represented 48% of consolidated fourth-quarter revenue. Within this, revenue from EMC's Europe, Middle East and Africa region grew 11% year over year, and revenue from EMC's Asia Pacific and Japan region increased 19% year over year.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements made by EMC regarding 2013 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to be $23.5 billion for 2013.

•
Consolidated GAAP operating income is expected to be 18% of revenues for 2013 and consolidated non-GAAP operating income is expected to be 25.5% of revenues for 2013. Excluded from consolidated non-GAAP operating income are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware's capitalized software from prior periods which account for 4.7%, 1.7%, 1.0% and 0.1% of revenues, respectively.

•	Total consolidated GAAP and non-GAAP non-operating expense, which includes investment income, interest expense and other income and expense, is expected to be $280 million in 2013.

•
Consolidated GAAP net income attributable to EMC is expected to be $3.0 billion in 2013 and consolidated non-GAAP net income attributable to EMC is expected to be $4.1 billion in 2013. Excluded from consolidated non-GAAP net income attributable to EMC are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods and the benefit of the 2012 R&D tax credit which account for $730 million, $260 million, $160 million, $15 million and ($60 million), respectively.

•
Consolidated GAAP earnings per weighted average diluted share are expected to be $1.35 for 2013 and consolidated non-GAAP earnings per weighted average diluted share are expected to be $1.85 for 2013. Excluded from consolidated non-GAAP earnings per weighted average diluted share are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods and the benefit of the 2012 R&D tax credit which account for $0.33, $0.12, $0.07, $0.01 and ($0.03) per weighted average diluted share, respectively.

•
The consolidated GAAP income tax rate is expected to be 20.5% for 2013. Excluding the tax impact of stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, and the benefit of the 2012 R&D tax credit which collectively impact the tax rate by 3%, the consolidated non-GAAP income tax rate is expected to be 23.5% for 2013.

•
GAAP net income attributable to the non-controlling interest in VMware is expected to be $160 million and non-GAAP net income attributable to the non-controlling interest in VMware is expected to be $280 million for 2013. Excluded from non-GAAP net income attributable to the non-controlling interest in VMware are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, and the benefit of the 2012 R&D tax credit which account for $89 million, $19 million, $14 million, $4 million and ($6 million), respectively. The incremental dilution attributable to the shares of VMware held by EMC is expected to be $15 million for 2013.

•	The weighted average outstanding diluted shares are expected to be 2.2 billion for 2013.

•	EMC expects to repurchase $1 billion of the company's common stock in 2013.

Supporting Resources

•	EMC will host its 2012 fourth-quarter earnings conference call today at 8:30 a.m. ET, which will be available via EMC's web site at http://www.emc.com/about/investor-relations/index.htm

•	Additional information regarding EMC's financials, as well as a webcast of the conference call, will be available at 8:30 a.m. ET at http://www.emc.com/about/investor-relations/index.htm

•	Visit http://ir.vmware.com for more information about VMware's fourth-quarter financial results.

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1 Items excluded from the non-GAAP results for the fourth quarters of 2012 and 2011 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods and special tax charges. The benefit of the U.S. research and development (“R&D”) tax credit for 2012 is included in the non-GAAP results for the fourth quarter 2012. See attached schedules for GAAP to non-GAAP reconciliations.

2 Items excluded from the non-GAAP results for the full years 2012 and 2011 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition related charges, the amortization of VMware's capitalized software from prior periods, an RSA special charge (release), a loss on interest rate swaps, a gain on strategic investment and special tax charges. The benefit of the R&D tax credit for 2012 is included in the non-GAAP results for the full year 2012. See attached schedules for GAAP to non-GAAP reconciliations.

3 As a result of the fact that the American Taxpayer Relief Act of 2012 was not enacted until 2013, the U.S. R&D tax credit for 2012 cannot be recognized in EMC's 2012 GAAP results but is included in the non-GAAP results for the fourth quarter and full year 2012. See attached schedules for GAAP to non-GAAP reconciliations.

4 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the twelve months ended December 31, 2012.

5 EMC's networked storage platforms include EMC Symmetrix, EMC VNX, EMC CLARiiON, EMC Celerra, EMC Centera, EMC Data Domain, EMC Isilon, EMC Avamar and EMC Atmos hardware and software products.

6 EMC's mid-tier storage products include EMC VNX, EMC CLARiiON, EMC Celerra, EMC Centera, EMC Data Domain, EMC Isilon, EMC Avamar and EMC Atmos hardware and software products.

EMC, Atmos, Avamar, Celerra, Centera, CLARiiON, Data Domain, Greenplum, Isilon, RSA, Symmetrix, VMAX, VSPEX, Vblock, and VNX are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.'s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC's filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC's website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC's performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC's financial performance or liquidity prepared in accordance with GAAP. EMC's non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled "Reconciliation of GAAP to Non-GAAP," (a) certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods beginning in 2012, an RSA special charge, a loss on interest rate swaps, a gain on strategic investment and special tax charges) are excluded from the non-GAAP financial measures and (b) the benefit of the R&D tax credit for 2012 is included in the non-GAAP financial measures.

EMC's management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC's comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and includes the benefit of the R&D tax credit in, and excludes the above-listed items from, its internal financial statements for purposes of its internal budgets and each reporting segment's financial goals. These non-GAAP financial measures are used by EMC's management in their financial and operating decision-making because management believes they reflect EMC's ongoing business in a manner that allows meaningful period-to-period comparisons. EMC's management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC's current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company's current financial results with the Company's past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC's operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC's financial results as determined in accordance with GAAP.

EMC CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Revenues:
Product sales	$3,728,488	$3,541,132	$13,060,523	$12,590,742
Services	2,301,467	2,033,299	8,653,379	7,416,846
	6,029,955	5,574,431	21,713,902	20,007,588
Cost and expenses:
Cost of product sales	1,409,530	1,402,733	5,258,164	5,319,761
Cost of services	730,211	648,359	2,817,375	2,518,885
Research and development	662,956	560,767	2,559,612	2,149,787
Selling, general and administrative	1,928,646	1,794,848	7,004,287	6,479,382
Restructuring and acquisition-related charges	30,030	28,923	110,590	97,334
Operating income	1,268,582	1,138,801	3,963,874	3,442,439

Non-operating income (expense):
Investment income	29,713	22,742	114,993	129,248
Interest expense	(20,696)	(34,689)	(78,903)	(170,466)
Other income (expense), net	(38,645)	(79,335)	(196,349)	(151,951)
Total non-operating income (expense)	(29,628)	(91,282)	(160,259)	(193,169)
Income before provision for income taxes	1,238,954	1,047,519	3,803,615	3,249,270
Income tax provision	326,998	174,929	917,598	640,385
Net income	911,956	872,590	2,886,017	2,608,885
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(42,037)	(40,544)	(153,404)	(147,548)
Net income attributable to EMC Corporation	$869,919	$832,046	$2,732,613	$2,461,337

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.41	$0.41	$1.31	$1.20

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.39	$0.38	$1.23	$1.10

Weighted average shares, basic	2,104,869	2,041,587	2,093,372	2,055,536

Weighted average shares, diluted	2,201,031	2,182,933	2,205,639	2,229,113

EMC CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$4,754,060	$4,531,036
Short-term investments	1,413,060	1,786,987
Accounts and notes receivable, less allowance
for doubtful accounts of $68,465 and $61,804	3,433,389	2,937,499
Inventories	1,201,020	1,009,968
Deferred income taxes	941,775	852,848
Other current assets	465,305	583,885
Total current assets	12,208,609	11,702,223
Long-term investments	5,228,608	4,525,106
Property, plant and equipment, net	3,144,548	2,833,149
Intangible assets, net	2,035,340	1,766,115
Goodwill	13,839,700	12,154,970
Other assets, net	1,611,880	1,487,704
Total assets	$38,068,685	$34,469,267

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,040,664	$1,101,659
Accrued expenses	2,522,059	2,354,979
Notes converted and payable	—	1,699,832
Income taxes payable	514,302	155,909
Convertible debt	1,652,442	1,605,142
Deferred revenue	4,574,529	3,458,689
Total current liabilities	10,303,996	10,376,210
Income taxes payable	293,105	238,851
Deferred revenue	2,976,328	2,715,361
Deferred income taxes	574,846	451,905
Other liabilities	338,915	287,912
Total liabilities	14,487,190	14,070,239

Convertible debt	57,704	119,325

Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.01; authorized 25,000
shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000,000
shares; issued and outstanding 2,106,959 and 2,048,890 shares	21,070	20,489
Additional paid-in capital	3,691,112	3,405,513
Retained earnings	18,853,234	16,120,621
Accumulated other comprehensive loss, net	(208,273)	(235,009)
Total EMC Corporation's shareholders' equity	22,357,143	19,311,614
Non-controlling interest in VMware, Inc.	1,166,648	968,089
Total shareholders' equity	23,523,791	20,279,703
Total liabilities and shareholders' equity	$38,068,685	$34,469,267

EMC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended
	December 31,	December 31,
	2012	2011
Cash flows from operating activities:
Cash received from customers	$22,584,805	$21,144,690
Cash paid to suppliers and employees	(16,018,457)	(15,218,678)
Dividends and interest received	103,174	135,971
Interest paid	(32,751)	(70,071)
Income taxes paid	(374,352)	(323,097)
Net cash provided by operating activities	6,262,419	5,668,815

Cash flows from investing activities:
Additions to property, plant and equipment	(819,159)	(801,375)
Capitalized software development costs	(419,079)	(442,341)
Purchases of short- and long-term available-for-sale securities	(6,346,580)	(7,180,169)
Sales of short- and long-term available-for-sale securities	4,982,790	5,121,454
Maturities of short- and long-term available-for-sale securities	1,048,979	1,130,321
Business acquisitions, net of cash acquired	(2,135,758)	(536,624)
Purchases of strategic and other related investments	(117,103)	(329,483)
Sales of strategic and other related investments, net	70,623	29,007
Joint venture funding	(227,881)	(383,211)
Proceeds from divestiture of business	58,100	—
Purchase of leasehold interest	—	(151,083)
Net cash used in investing activities	(3,905,068)	(3,543,504)

Cash flows from financing activities:
Issuance of EMC's common stock from the exercise of stock options	560,275	673,389
Issuance of VMware's common stock from the exercise of stock options	253,159	337,618
EMC repurchase of EMC's common stock	(684,559)	(1,999,968)
EMC purchase of VMware's common stock	(290,294)	(399,984)
VMware repurchase of VMware's common stock	(467,534)	(526,203)
Excess tax benefits from stock-based compensation	260,747	361,632
Payment of short- and long-term obligations	(15,629)	(27,089)
Proceeds from short- and long-term obligations	4,604	3,096
Payment of convertible debt	(1,699,816)	—
Interest rate contract settlement	(69,905)	(140,993)
Net cash used in financing activities	(2,148,952)	(1,718,502)

Effect of exchange rate changes on cash and cash equivalents	14,625	5,089

Net increase in cash and cash equivalents	223,024	411,898
Cash and cash equivalents at beginning of period	4,531,036	4,119,138
Cash and cash equivalents at end of period	$4,754,060	$4,531,036

Reconciliation of net income to net cash provided by operating activities:

Net income	$2,886,017	$2,608,885
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,527,748	1,421,598
Non-cash interest expense on convertible debt	46,178	102,907
Non-cash restructuring and other special charges	12,974	(1,484)
Stock-based compensation expense	895,384	822,576
Provision for doubtful accounts	39,313	20,255

Deferred income taxes, net	(63,861)	(19,423)
Excess tax benefits from stock-based compensation	(260,747)	(361,632)
Gain on XtremIO common stock	(31,599)	—
Other, net	20,337	4,573
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	(535,371)	(391,672)
Inventories	(458,663)	(393,156)
Other assets	174,386	(61,830)
Accounts payable	89,299	34,871
Accrued expenses	(64,238)	5,147
Income taxes payable	607,107	336,711
Deferred revenue	1,366,961	1,508,520
Other liabilities	11,194	31,969
Net cash provided by operating activities	$6,262,419	$5,668,815

Reconciliation of GAAP to Non-GAAP*
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
		Diluted		Diluted
	December 31,	Earnings	December 31,	Earnings
	2012	Per Share	2011	Per Share
Net Income Attributable to EMC GAAP	$869,919	$0.394	$832,046	$0.380
Stock-based compensation expense	159,633	0.073	151,809	0.070
Intangible asset amortization	63,947	0.029	56,124	0.026
Restructuring and acquisition-related charges	22,699	0.010	25,220	0.012
Amortization of VMware's capitalized software from prior periods	6,669	0.003	—	—
Special tax charges	10,660	0.005	—	—
R&D tax credit	60,044	0.027	—	—
Net Income Attributable to EMC Non-GAAP	$1,193,571	$0.541	$1,065,199	$0.487

Weighted average shares, diluted		2,201,031		2,182,933
Incremental VMware Dilution		$2,252		$3,154

	Twelve Months Ended
		Diluted		Diluted
	December 31,	Earnings	December 31,	Earnings
	2012	Per Share	2011	Per Share
Net Income Attributable to EMC GAAP	$2,732,613	$1.234	$2,461,337	$1.098
Stock-based compensation expense	622,504	0.282	587,040	0.263
Intangible asset amortization	237,626	0.108	223,937	0.100
Restructuring and acquisition-related charges	88,279	0.040	80,944	0.036
Amortization of VMware's capitalized software from prior periods	32,996	0.015	—	—
RSA special charge (release)	(18,097)	(0.008)	56,222	0.025
Loss on interest rate swaps	24,461	0.011	—	—
Gain on strategic investment	(31,599)	(0.014)	(28,938)	(0.013)
Special tax charges	10,660	0.005	—	—
R&D tax credit	60,044	0.027	—	—
Net Income Attributable to EMC Non-GAAP	$3,759,487	$1.700	$3,380,542	$1.510

Weighted average shares, diluted		2,205,639		2,229,113
Incremental VMware Dilution		$9,977		$14,082

* Net of tax and non-controlling interest in VMware, Inc., except Weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Note: Schedule may not add due to rounding.

Reconciliation of GAAP to Non-GAAP
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Gross Margin GAAP	$3,890,214	$3,523,339	$13,638,363	$12,168,942
Stock-based compensation expense	30,835	31,720	125,467	123,677
Intangible asset amortization	57,061	40,757	199,098	157,191
Amortization of VMware's capitalized software from prior periods	12,511	—	61,480	—
RSA special charge (release)	—	—	(23,771)	66,300
Gross Margin Non-GAAP	$3,990,621	$3,595,816	$14,000,637	$12,516,110

Revenues	$6,029,955	$5,574,431	$21,713,902	$20,007,588

Gross Margin Percentages:
GAAP	64.5%	63.2%	62.8%	60.8%
Non-GAAP	66.2%	64.5%	64.5%	62.6%

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Operating Margin GAAP	$1,268,582	$1,138,801	$3,963,874	$3,442,439
Stock-based compensation expense	246,928	213,945	920,307	836,171
Intangible asset amortization	98,101	86,155	364,664	341,796
Restructuring and acquisition-related charges	30,030	28,923	110,590	97,334
Amortization of VMware's capitalized software from prior periods	12,511	—	61,480	—
RSA special charge (release)	—	—	(23,771)	66,300
Operating Margin Non-GAAP	$1,656,152	$1,467,824	$5,397,144	$4,784,040

Revenues	$6,029,955	$5,574,431	$21,713,902	$20,007,588

Operating Margin Percentages:
GAAP	21.0%	20.4%	18.3%	17.2%
Non-GAAP	27.5%	26.3%	24.9%	23.9%

Reconciliation of GAAP to Non-GAAP
(in thousands)
(unaudited)

	Twelve Months Ended December 31, 2012
	Income Before	Tax	Tax
	Tax	Provision	Rate
EMC Consolidated GAAP	$3,803,615	$917,598	24.1%
Stock-based compensation expense	923,450	230,489	25.0%
Intangible asset amortization	364,664	112,675	30.9%
Restructuring and acquisition-related charges	110,590	21,538	19.5%
Amortization of VMware's capitalized software from prior periods	61,480	19,933	32.4%
RSA special charge (release)	(23,771)	(5,674)	23.9%
Loss on interest rate swaps	39,453	14,992	38.0%
Gain on strategic investment	(31,599)	—	0.0%
Special tax charges	—	(11,514)	—%
R&D tax credit	—	(66,500)	—%
EMC Consolidated Non-GAAP	$5,247,882	$1,233,537	23.5%

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Cash Flow from Operations	$1,899,338	$2,184,218	$6,262,419	$5,668,815
Capital expenditures	(295,700)	(200,198)	(819,159)	(801,375)
Capitalized software development costs	(103,281)	(100,250)	(419,079)	(442,341)
Free Cash Flow	$1,500,357	$1,883,770	$5,024,181	$4,425,099

Supplemental Information
For the Three Months Ended December 31, 2012
(in thousands)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	Amortization of VMware's Capitalized Software from Prior Periods	Special Tax Charges	R&D Tax Credit
EMC Consolidated
Cost of revenue	$(30,835)	$(57,061)	$—	$(12,511)	$—	$—
Research and development	(91,041)	(2,378)	—	—	—	—
Selling, general and administrative	(125,052)	(38,662)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(30,030)	—	—	—
Non-operating (income) expense	470	—	—	—	—	—
Income tax provision	68,834	29,054	7,262	4,130	(11,514)	(66,500)
Net income attributable to VMware	(18,931)	(5,100)	(69)	(1,712)	(854)	(6,456)

EMC Information Infrastructure
Cost of revenue	$(20,878)	$(31,378)	$—	$—	$—	$—
Research and development	(28,262)	(1,124)	—	—	—	—
Selling, general and administrative	(72,058)	(35,566)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(29,536)	—	—	—
Non-operating (income) expense	470	—	—	—	—	—
Income tax provision	35,771	23,986	7,106	—	(7,334)	(34,900)
Net income attributable to VMware	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(9,957)	$(25,683)	$—	$(12,511)	$—	$—
Research and development	(62,779)	(1,254)	—	—	—	—
Selling, general and administrative	(52,994)	(3,096)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(494)	—	—	—
Non-operating (income) expense	—	—	—	—	—	—
Income tax provision	33,063	5,068	156	4,130	(4,180)	(31,600)
Net income attributable to VMware	(18,931)	(5,100)	(69)	(1,712)	(854)	(6,456)

Supplemental Information
For the Twelve Months Ended December 31, 2012
(in thousands)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	Amortization of VMware's Capitalized Software from Prior Periods	RSA Special (Charge) Release	Loss on Interest Rate Swaps	Gain on Strategic Investment	Special Tax Charges	R&D Tax Credit
EMC Consolidated
Cost of revenue	$(125,467)	$(199,098)	$—	$(61,480)	$23,771	$—	$—	$—	$—
Research and development	(324,727)	(10,043)	—	—	—	—	—	—	—
Selling, general and administrative	(470,113)	(155,523)	—	—	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(110,590)	—	—	—	—	—	—
Non-operating (income) expense	3,143	—	—	—	—	39,453	(31,599)	—	—
Income tax provision	230,489	112,675	21,538	19,933	(5,674)	14,992	—	(11,514)	(66,500)
Net income attributable to VMware	(70,457)	(14,363)	(773)	(8,551)	—	—	—	(854)	(6,456)

EMC Information Infrastructure
Cost of revenue	$(84,758)	$(125,844)	$—	$—	$23,771	$—	$—	$—	$—
Research and development	(114,350)	(6,325)	—	—	—	—	—	—	—
Selling, general and administrative	(272,127)	(143,280)	—	—	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(106,694)	—	—	—	—	—	—
Non-operating (income) expense	3,143	—	—	—	—	39,453	(31,599)	—	—
Income tax provision	123,766	93,335	21,382	—	(5,674)	14,992	—	(7,334)	(34,900)
Net income attributable to VMware	—	—	—	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(40,709)	$(73,254)	$—	$(61,480)	$—	$—	$—	$—	$—
Research and development	(210,377)	(3,718)	—	—	—	—	—	—	—
Selling, general and administrative	(197,986)	(12,243)	—	—	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(3,896)	—	—	—	—	—	—
Non-operating (income) expense	—	—	—	—	—	—	—	—	—
Income tax provision	106,723	19,340	156	19,933	—	—	—	(4,180)	(31,600)
Net income attributable to VMware	(70,457)	(14,363)	(773)	(8,551)	—	—	—	(854)	(6,456)

Supplemental Information
For the Three Months Ended December 31, 2011
(in thousands)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges
EMC Consolidated
Cost of revenue	$(31,720)	$(40,757)	$—
Research and development	(71,246)	(3,914)	—
Selling, general and administrative	(110,979)	(41,484)	—
Restructuring and acquisition-related charges	—	—	(28,923)
Non-operating (income) expense	(616)	—	—
Income tax provision	47,580	27,273	3,663
Net income attributable to VMware	(13,940)	(2,758)	(40)

EMC Information Infrastructure
Cost of revenue	$(22,122)	$(27,014)	$—
Research and development	(31,603)	(3,117)	—
Selling, general and administrative	(76,191)	(38,582)	—
Restructuring and acquisition-related charges	—	—	(28,726)
Non-operating (income) expense	(616)	—	—
Income tax provision	32,463	23,465	3,663
Net income attributable to VMware	—	—	—

VMware within EMC
Cost of revenue	$(9,598)	$(13,743)	$—
Research and development	(39,643)	(797)	—
Selling, general and administrative	(34,788)	(2,902)	—
Restructuring and acquisition-related charges	—	—	(197)
Non-operating (income) expense	—	—	—
Income tax provision	15,117	3,808	—
Net income attributable to VMware	(13,940)	(2,758)	(40)

Supplemental Information
For the Twelve Months Ended December 31, 2011
(in thousands)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	RSA Special (Charge) Release	Gain on Strategic Investment
EMC Consolidated
Cost of revenue	$(123,677)	$(157,191)	$—	$(66,300)	$—
Research and development	(299,255)	(16,409)	—	—	—
Selling, general and administrative	(413,239)	(168,196)	—	—	—
Restructuring and acquisition-related charges	—	—	(97,334)	—	—
Non-operating (income) expense	3,818	—	—	—	(56,000)
Income tax provision	194,594	107,902	15,894	10,078	(19,600)
Net income attributable to VMware	(58,355)	(9,957)	(496)	—	7,462

EMC Information Infrastructure
Cost of revenue	$(84,570)	$(108,208)	$—	$(66,300)	$—
Research and development	(124,991)	(13,221)	—	—	—
Selling, general and administrative	(277,345)	(157,838)	—	—	—
Restructuring and acquisition-related charges	—	—	(94,911)	—	—
Non-operating (income) expense	3,818	—	—	—	—
Income tax provision	131,814	94,252	15,894	10,078	—
Net income attributable to VMware	—	—	—	—	—

VMware within EMC
Cost of revenue	$(39,107)	$(48,983)	$—	$—	$—
Research and development	(174,264)	(3,188)	—	—	—
Selling, general and administrative	(135,894)	(10,358)	—	—	—
Restructuring and acquisition-related charges	—	—	(2,423)	—	—
Non-operating (income) expense	—	—	—	—	(56,000)
Income tax provision	62,780	13,650	—	—	(19,600)
Net income attributable to VMware	(58,355)	(9,957)	(496)	—	7,462

Supplemental Information
For the Three Months Ended December 31, 2012
(in thousands)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,293,155	$(2,045)	$1,291,110
Cost of revenue	191,824	(1,057)	190,767
Gross margin	1,101,331	(988)	1,100,343
Research and development	268,323	(2,225)	266,098
Selling, general and administrative	580,483	1,281	581,764
Restructuring and acquisition-related charges	—	494	494
Operating income	252,525	(538)	251,987
Non-operating income (expense)	7,399	(156)	7,243
Income before taxes	259,924	(694)	259,230
Income tax provision	54,155	4,874	59,029
Net income	$205,769	(5,568)	200,201
Net income attributable to VMware		(42,037)	(42,037)
Net income attributable to EMC		$(47,605)	$158,164

Supplemental Information
For the Three Months Ended December 31, 2011
(in thousands)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,060,302	$(1,783)	$1,058,519
Cost of revenue	166,874	(642)	166,232
Gross margin	893,428	(1,141)	892,287
Research and development	216,992	(1,225)	215,767
Selling, general and administrative	462,380	(1,513)	460,867
Restructuring and acquisition-related charges	—	197	197
Operating income (expense)	214,056	1,400	215,456
Non-operating income	(5,190)	7,458	2,268
Income before taxes	208,866	8,858	217,724
Income tax provision	8,438	(2,440)	5,998
Net income	$200,428	11,298	211,726
Net income attributable to VMware		(40,544)	(40,544)
Net income attributable to EMC		$(29,246)	$171,182

Supplemental Information
For the Twelve Months Ended December 31, 2012
(in thousands)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$4,605,047	$(9,446)	$4,595,601
Cost of revenue	721,323	(2,937)	718,386
Gross margin	3,883,724	(6,509)	3,877,215
Research and development	999,214	(8,772)	990,442
Selling, general and administrative	2,012,567	(2,968)	2,009,599
Restructuring and acquisition-related charges	—	3,896	3,896
Operating income (expense)	871,943	1,335	873,278
Non-operating income	21,171	6,409	27,580
Income before taxes	893,114	7,744	900,858
Income tax provision	147,412	2,581	149,993
Net income	$745,702	5,163	750,865
Net income attributable to VMware		(153,404)	(153,404)
Net income attributable to EMC		$(148,241)	$597,461

Supplemental Information
For the Twelve Months Ended December 31, 2011
(in thousands)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$3,767,096	$(4,242)	$3,762,854
Cost of revenue	621,987	(568)	621,419
Gross margin	3,145,109	(3,674)	3,141,435
Research and development	775,051	(9,697)	765,354
Selling, general and administrative	1,634,887	(7,843)	1,627,044
Restructuring and acquisition-related charges	—	2,423	2,423
Operating income (expense)	735,171	11,443	746,614
Non-operating income	59,242	3,492	62,734
Income before taxes	794,413	14,935	809,348
Income tax provision	70,477	1,327	71,804
Net income	$723,936	13,608	737,544
Net income attributable to VMware		(147,548)	(147,548)
Net income attributable to EMC		$(133,940)	$589,996

Supplemental Information
(in thousands)
(unaudited)

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	FY 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012
Information Storage:
Product Revenue	$2,384,011	$2,432,702	$2,465,339	$2,818,421	$10,100,473	$2,454,735	$2,512,914	$2,438,665	$2,956,473	$10,362,787
Services Revenue	1,055,466	1,135,792	1,197,581	1,265,867	4,654,706	1,234,172	1,304,311	1,324,110	1,363,995	5,226,588
Total Information Storage Revenue	$3,439,477	$3,568,494	$3,662,920	$4,084,288	$14,755,179	$3,688,907	$3,817,225	$3,762,775	$4,320,468	$15,589,375

Information Intelligence Group:
Product Revenue	$41,132	$44,226	$50,439	$73,540	$209,337	$36,062	$45,497	$49,881	$69,390	$200,830
Services Revenue	110,043	115,646	111,157	115,169	452,015	109,491	107,276	108,117	114,467	439,351
Total Information Intelligence Group Revenue	$151,175	$159,872	$161,596	$188,709	$661,352	$145,553	$152,773	$157,998	$183,857	$640,181

RSA Information Security:
Product Revenue	$87,180	$102,273	$115,685	$135,652	$440,790	$96,489	$103,458	$106,020	$106,312	$412,279
Services Revenue	87,074	93,861	99,215	107,263	387,413	110,028	117,312	120,918	128,208	476,466
Total RSA Information Security Revenue	$174,254	$196,134	$214,900	$242,915	$828,203	$206,517	$220,770	$226,938	$234,520	$888,745

EMC Information Infrastructure:
Product Revenue	$2,512,323	$2,579,201	$2,631,463	$3,027,613	$10,750,600	$2,587,286	$2,661,869	$2,594,566	$3,132,175	$10,975,896
Services Revenue	1,252,583	1,345,299	1,407,953	1,488,299	5,494,134	1,453,691	1,528,899	1,553,145	1,606,670	6,142,405
Total EMC Information Infrastructure Revenue	$3,764,906	$3,924,500	$4,039,416	$4,515,912	$16,244,734	$4,040,977	$4,190,768	$4,147,711	$4,738,845	$17,118,301

VMware:
Product Revenue	$418,936	$464,783	$442,904	$513,519	$1,840,142	$481,571	$516,868	$489,875	$596,313	$2,084,627
Services Revenue	423,776	456,055	497,881	545,000	1,922,712	571,830	603,757	640,590	694,797	2,510,974
Total VMware Revenue	$842,712	$920,838	$940,785	$1,058,519	$3,762,854	$1,053,401	$1,120,625	$1,130,465	$1,291,110	$4,595,601

Consolidated Revenues:
Product Revenue	$2,931,259	$3,043,984	$3,074,367	$3,541,132	$12,590,742	$3,068,857	$3,178,737	$3,084,441	$3,728,488	$13,060,523
Services Revenue	1,676,359	1,801,354	1,905,834	2,033,299	7,416,846	2,025,521	2,132,656	2,193,735	2,301,467	8,653,379
Total Consolidated Revenues	$4,607,618	$4,845,338	$4,980,201	$5,574,431	$20,007,588	$5,094,378	$5,311,393	$5,278,176	$6,029,955	$21,713,902

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	1.1%	3.4%	1.7%	0.1%	1.5%	(0.5)%	(2.1)%	(1.5)%	(0.5)%	(1.1)%